PRICING SUPPLEMENT NO. 25                                      Rule 424 (b)(3)
DATED: September 15, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)



                                $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 10/16/97   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/16/2017

Option to Extend Maturity:             No  [x]

                                       Yes [_]   Final Maturity Date:



                                         Optional            Optional
                     Redemption          Repayment           Repayment
Redeemable On        Price(s)            Date(s)             Price(s)
-------------        ----------          ---------           ---------

*                    N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.50%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                             Maximum Interest Rate:

[_]         Commercial Paper Rate                Minimum Interest Rate:

[_]         Federal Funds Rate                   Interest Reset Date(s):

[_]         Treasury Rate                        Interest Reset Period:

[_]         LIBOR Reuters                        Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                           Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------

* Commencing October 16, 1998 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 16th, commencing November 16, 1997.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\1324\SUP9167R.410